Exhibit 99.1

Kinetic Seas Incorporated /F/K/A Bellatora Inc (OTC:ECGR) Announces Agreement with Oasis AI Learning to provide Internships and Educational Services

Schaumburg, IL — June 26, 2024 — Kinetic Seas Inc. (OTC:ECGR) a leading AI consulting, educational, and hosting services company and Oasis AI Learning are proud to announce their new partnership to create a unique AI learning experience that brings together students, expert mentors, and high-level educational resources. Through a combination of Oasis’ ability to effectively educate bright young students and the Kinetic Seas' expertise in the AI field, the two companies will work together to train the next generation of AI thinkers.

As part of the agreement, Kinetic Seas CEO Edward Honour will lead course development and instruction on behalf of Oasis in the areas of Data Science, Machine Learning, and Artificial Intelligence. Speaking on the matter, Honour said, "We are excited about this partnership with Oasis because as more companies begin to adopt AI in their business, the need for skilled technical resources will grow dramatically.  The only way for those resources to be available when they are needed is to start training them now."

Oasis AI Learning Managing Director Robert Potter will be leading Oasis’ intern recruitment and social media marketing. Bringing his experience as an expert in social media and digital marketing, Potter spoke on his new role saying, “I am excited to help interns master AI and stay updated with its constant advancements. Organizations will gain significantly by hiring future professionals well-versed in AI, ensuring a competitive edge, while interns will pave the way for successful and prosperous careers.”

The new program, which is free for students, takes a comprehensive approach to learning. Not only do students learn high level AI skills and get to spend time on modern Nvidia GPUs, which are provided by Kinetics Seas, but they will also gain access to the Oasis’ Mentor Network to help them learn business and life skills. Combining each companies’ expertise, the partnership will produce new educational texts, videos, animations, graphics, and more all designed to lower the barriers to learning AI.

Additionally, Kinetic Seas and Oasis will join together to host AI Seminar events in major cities across the country. These teaching events will mean that truly any student will have the opportunity to gain experience from industry leaders. AI Seminars are also designed to be a vehicle for positive change in the world. By partnering with charities that lift up traditionally disenfranchised groups with initiatives that help promote minorities in STEM and school safety, the events will serve as a forum for raising money to help these worthy causes. In this way the two companies hope that their new partnership is about more than just teaching, but being Good Global Citizens that work to create a better and more equitable world.

Oasis AI Learning:

Oasis AI Learning is an equal-opportunity education company that joins bright young minds with expert mentors as well as the educational materials and resources to support them as they transition from students into professionals. The company’s programs help students early in their careers, provide support in their professional lives, and teaches tools and knowledge necessary to be successful and well-rounded individuals who make a positive impact in the world. For more information about Oasis AI Learning please visit https://oasis-learning.com.

Kinetic Seas:

Kinetic Seas is an Artificial Intelligence (AI) consulting, research and development, infrastructure, and software company with a primary focus on GPU Cloud Hosting, consulting, and education. Their primary focus is helping clients navigate the rapidly changing environment of AI by providing practical solutions on how to implement the modern technology into existing businesses successfully. From educational information to hardware GPU computer resources and consulting Kinetic Seas has the expertise to effectively implement AI resources for any project.

For more information about the Company, visit https://kineticseas.com.

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Forward-Looking Statements:

This press release contains statements that constitute "forward-looking statements." The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the company's control, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on April 10, 2024, and its Quarterly Report on Form 10-Q filed with the SEC on May 14, 2024, and any other SEC filings, as amended or updated from time to time. Copies of the Company's filings with the SEC are available on the SEC's website at www.sec.gov/edgar/searchedgar/companysearch. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Jeff Lozinski
Kinetic Seas Incorporated
888-901-8806

JLoiznski@KineticSeas.com

www.KineticSeas.com

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